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                            Fee Information for Service as
                    Plan, Transfer, and Dividend Disbursing Agent

                      ALPS Mutual Fund Services as Administrator
                                  For WESTCORE Funds

ANNUAL FUND BASE FEE

     $140,000 for 7 fund complex
     $ 18,000 for each additional cusip

     Entire base fee to be applied proportionately according to the number of accounts on record of each fund

     Annual Account Services Charges                   $14.00

     Closed Account Fee                                $ 1.50

Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes.


ACTIVITY BASED FEES

     New Account Setup                                 $ 4.00
     Telephone Calls                                   $ 2.50


OUT-OF-POCKET EXPENSES

Out-of-Pocket Expenses include but are not limited to: Confirmation statements, checks, certificates, postage, forms, telephone, microfilm, microfiche, year-end forms and expenses incurred at the specific direction of the Fund.


IRA FEES

Annual Maintenance                                     $10.00

WESTCORE FUNDS                     STATE STREET BANK & TRUST CO.


By:   /s/Kenneth V. Penland        By:      /s/Michael Tobin
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Title:   President                 Title:      Vice President
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Date:     December 26, 1995        Date:       January 3, 1996
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